Dated 31 October 2012, but made effective as of 12 November, 2012 by and among

T.O ENTERTAINMENT, INC.

as Pledgor

T.O ENTERTAINMENT, INC.

as Company

and

TCA GLOBAL CREDIT MASTER FUND, LP

as Pledgee

SHARE PLEDGE AGREEMENT

relating to the Shares in the Company

CONTENTS

1	DEFINITIONS AND INTERPRETATION....................................................................	1

2	PLEDGE ...................................................................................................... .............	3

3	RESTRICTIONS AND FURTHER ASSURANCE ........................................................	3

4	UNDERTAKINGS ......................................................................................................	4

5	REPRESENTATIONS AND WARRANTIES ...............................................................	5

6	VOTING RIGHTS AND ENFORCEMENT ..................................................................	6

7	APPLICATION OF PROCEEDS .................................................................................	7

8	POWER OF ATTORNEY ...........................................................................................	7

9	SAVING PROVISIONS ..............................................................................................	8

10	ENFORCEMENT EXPENSES .....................................................................................	10

11	PAYMENTS ..............................................................................................................	10

12	ASSIGNMENT AND TRANSFER ..............................................................................	10

13	RIGHTS, WAIVERS AND DETERMINATIONS .........................................................	10

14	SEPARATE AND INDEPENDENT OBLIGATIONS ....................................................	11

15	COUNTERPARTS .....................................................................................................	11

16	GOVERNING LAW ...................................................................................................	11

SCHEDULE 1 ....................................................................................................................		12

1

THIS AGREEMENT is dated 31 October 2012, but made effective as of 12 November, 2012, and made by and between:

(1)

T.O Entertainment, Inc., a Colorado corporation (the “Pledgor”);

(2)

T.O Entertainment, Inc., a Japan corporation (the “Company”); and

(3)

TCA Global Credit Master Fund, LP (the “Pledgee”).

IT IS AGREED as follows:

1

DEFINITIONS AND INTERPRETATION

1.1

Definitions

In this Agreement, unless a contrary indication appears, terms used in the Credit Agreement have the same meaning and construction herein and:

“Additional SARs” means any share acquisition rights (shinkabu yoyakuken) of the Company to be issued to the Pledgor or delivered by the Company to or purchased by the

Pledgor.

“Additional Shares” means any shares in the Company to be issued to the Pledgor as a result of any split (bunkatsu) or consolidation (heigou) of the shares, a rights issue (kabunushi wariate), a rights issue without consideration (kabunushi mushou wariate), a third party allotment (daisansha wariate), the exercising of a share acquisition right (shinkabu yoyakuken) or otherwise.

“Articles of Association and Bylaws” means the current articles of association and bylaws of the Pledgor.

“Articles of Incorporation” means the articles of incorporation (teikan) of the Company.

“Company” means T.O Entertainment, Inc., a Japanese company with corporation number 0110-01-060267 for the purpose of the corporate registry, whose head office is located at 3-13-11 Higashi, Shibuya-ku, Tokyo, Japan.

“Corporations Law” means the Corporations Law of Japan (Law No. 86 of 2005, as amended).

“Credit Agreement” means the Credit Agreement dated 31 October 2012 (to be amended and supplemented from time to time) by and among the Pledgor, the Company, T.O Entertainment United Kingdom Ltd, T.O Entertainment RUS LLC and T.O Entertainment Singapore Pte Ltd as borrowers, and the Pledgee as lender.

“Currency of Account” means the currency in which the relevant indebtedness is denominated or, if different, is payable.

“Event of Default” has the meaning given to such term in the Credit Agreement.

“Loan Documents” has the meaning given to such term in the Credit Agreement.

“Material Adverse Effect” has the meaning given to such term in the Credit Agreement.

“Obligor” has the meaning given to such term in the Security Agreement.

“Party” means a party to this Agreement.

“Pledge” means all or any of the Security created or expressed to be created by or pursuant to this Agreement.

“Related Assets” means all dividends and interest thereon payable or in respect of the Shares and all other rights, benefits and proceeds (including moneys etc. (kinsen tou) as defined in Article 151 of the Corporations Law in respect of or to be derived from the Shares.

“Secured Assets” means the Shares, Related Assets and the Additional SARs in each case from time to time subject, or expressed to be subject, to the Pledge.

“Security” means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

“Security Agreement” has the meaning given to such term in the Credit Agreement.

“Security Period” means the period beginning on the date of this Agreement and ending on the date the Pledgee is satisfied that:

(a)

the Pledgee is not under any commitment, obligation or liability (whether actual or contingent) to make advances to any Obligor under the Credit Agreement; and

(b)

all of the Secured Obligations have been unconditionally and irrevocably paid and discharged in full.

“Secured Obligations” means all present and future moneys, debts, obligations and liabilities (whether actual or contingent and whether owed jointly or severally or in any other capacity whatsoever) due, owing or incurred by any Obligor to the Pledgee under or in relation to each Loan Document (including, without limitation, all debts, liabilities and obligations arising out of any extension, variation, modification, restatement or novation of such Loan Document).

“Shares” means the Target Shares and any Additional Shares.

“Target Shares” means all the issued shares of the Company, including the shares described in Schedule 1 attached hereto.

1.2

Construction

Any reference in this Agreement to a "Loan Document" or any other agreement or instrument is a reference to that Loan Document or other agreement or instrument as amended, novated, supplemented, extended, restated (however fundamentally and whether or not more onerous) or replaced and includes any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under that Loan Document or other agreement or instrument.

The other provisions in Clause 1.4 (Other Definitional Provisions; Construction) of the Credit Agreement are incorporated in this Agreement, mutatis mutandis.

2

PLEDGE

2.1

The Pledgor hereby agrees to create in favour of the Pledgee a first priority security interest in form of a pledge (shichiken) over the Target Shares for the due and punctual fulfillment by the Obligors of their respective Secured Obligations owed to the Secured Parties. It is the intent of the Parties to secure payment of the Secured Obligations, as the amount of such Secured Obligations may increase from time to time in accordance with the term and provisions of the Loan Documents, and all of the Secured Obligations, as so increased from time to time, shall be and are secured hereby.

2.2

For the purpose of foregoing clause:

(a)

the Pledgor shall, at its sole cost and expense, deliver or cause to be delivered and deposit with the Pledgee original certificates representing all the Target Shares (kabuken); and

(b)

immediately upon execution of this Agreement, the Pledgor shall, at its sole cost and expense, request the Company to register the corporate name, registered address of the Pledgee and the number of the Shares subject to the Pledge in the shareholders’ registry (kabunushi meibo).

2.3

If any Additional Shares or Additional SARs are issued by the Company to the Pledgor such Additional Shares or Additional SARs shall be subject to the Pledge and the Pledgor shall, within a reasonable period, take all steps necessary to create and perfect a security interest over such Additional Shares or Additional SARs under Japanese law in accordance with Clause 2.1 (including, without limitation, the delivery of a certificate, if any, representing such Additional Shares or Additional SARs and the execution of a pledge supplement with respect to such Additional Shares or Additional SARs).

2.4

If any Related Asset arises or comes into existence in connection with the Shares, such Related Assets shall be subject to the Pledge and the Pledgor shall, within a reasonable period, take all reasonable steps necessary to have such Related Assets received directly by the Pledgee (if not practicable, delivered to the Pledgee immediately after the receipt by the Pledgor) under Japanese law and immediately take all reasonable steps necessary to have the Pledge over the Related Assets evidenced and perfected, as appropriate (including, without limitation, the execution of a pledge supplement).

2.5

The Pledgor shall, prior to the date of this Agreement, deliver to the Pledgee a certified copy of the shareholders’ registry of the Company as of the date of this Agreement.

2.6

The Pledgor shall (at its own cost and expense) promptly upon reasonable request from the Pledgee, prepare, execute and deliver to the Pledgee all documents and instruments and take all reasonable action as necessary or appropriate to grant a pledge and perfect such pledge, as may be applicable to the Secured Assets consistent with the terms and conditions of this Agreement and all applicable laws.

3

RESTRICTIONS AND FURTHER ASSURANCE

3.1

Security

The Pledgor shall not create or permit to subsist any Security over any Secured Assets, nor do anything else prohibited by Clause 9.2 (Encumbrances) of the Credit Agreement, except as permitted therein or as otherwise permitted in or in accordance with the Credit Agreement.

3.2

Disposal

The Pledgor shall not (nor agree to) enter into a single transaction or a series of transactions (whether related or not and whether voluntary or involuntary) to transfer, assign, lend or otherwise dispose of any of the Secured Assets, nor do anything else prohibited by Clause 9.4 (Transfer; Merger) of the Credit Agreement, except as permitted therein or as otherwise permitted in accordance with the Credit Agreement.

3.3

Further assurance

The Pledgor shall promptly execute and/or deliver to the Pledgee such documents relating to the Secured Assets (at its own cost and expense) and do whatever the Pledgee reasonably requires in writing:

(a)

to perfect, preserve or protect the Pledge or the priority of the Pledge; or

(b)

to facilitate the realisation of the Secured Assets or the exercise of any rights vested in the Pledgee,

including executing any transfer or assignment of the Secured Assets (whether to the Pledgee), making any registration and giving any notice, order or direction.

In particular, without prejudice to the generality of the foregoing, if the book-entry transfer system under the Law Concerning Book-Entry Transfers of Corporate Bonds, Stock, Etc. of Japan (Law No. 75 of 2001, as amended) (the “Book-Entry Transfer Law”) will apply to Shares, or if the Pledgee reasonably deems necessary, upon the request from the Pledgee, the Pledgor shall perform and carry out any and all other reasonable procedures under or incidental to the application of the Book-Entry Transfer Law or otherwise requested by the Pledgee as soon as practicable (including, but not limited to, dematerialisation of the Shares or the Additional SARs) and as necessary to procure the validity, enforceability and perfection of the Pledge.

3.4

Termination

The Pledgee shall release, reassign or discharge (as appropriate) at the request and cost of the Pledgor from the Security:

(a)

the Secured Assets upon the expiry of the Security Period; or

(b)

in the event of a permitted disposal of a Secured Asset, such Secured Asset, in accordance with the Credit Agreement.

4

UNDERTAKINGS

4.1

Neither the Pledgor nor the Company shall (and the Pledgor shall ensure that the Company will not) do, or permit to be done, anything which could materially prejudice the Pledge.

4.2

The Company shall not (and the Pledgor shall ensure that the Company will not) amend, or permit to be amended, the Articles of Incorporation of the Company unless expressly permitted by the Pledgee or required by applicable law.

5

REPRESENTATIONS AND WARRANTIES

The Pledgor and the Company make the representations and warranties set out in this Clause 5 to the Pledgee on the date of this Agreement.

5.1

Beneficial Owner of the Secured Assets

Except as provided in this Agreement, the Pledgor has not assigned, transferred or otherwise disposed of the Secured Assets (or its right, title and interest to or in the Secured Assets), either in whole or in part, nor agreed to do so. The Pledgor is the sole, absolute, legal and beneficial owner of the Secured Assets.

5.2

No existing Security

Except for the Pledge, no Security exists on or over the Secured Assets.

5.3

The Target Shares

(a)

The Target Shares have been duly authorised and validly issued and are fully paid, non-assessable and are not subject to any option to purchase or similar rights of any person; and

(b)

The Target Shares constitute all shares in the issued share capital of the Company and no person has any share acquisition rights (shinkabu yoyakuken) or is entitled to any conditional or unconditional option, warrant or other right to subscribe for, purchase or otherwise acquire any issued or unissued shares, or any interest in shares, in the share capital of the Company.

5.4

Capacity and Authorisation

(a)

The Pledgor has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, this Agreement.

(b)

The entry into and performance by the Pledgor of this Agreement does not and will not conflict with:

(i)

any law or regulation applicable to the Pledgor to the extent a breach of which has or is reasonably likely to have a Material Adverse Effect;

(ii)

the Articles of Association and Bylaws of the Pledgor; or

(iii)

any agreement or instrument binding upon the Pledgor or constitute a default or termination event (however described) under any such agreement or instrument.

(c)

The obligations expressed to be assumed by the Pledgor in this Agreement are legal, valid, binding and enforceable obligations; and (without limiting the generality of this paragraph (c)), this Agreement creates the security interests which it purports to create and those security interests are valid and effective.

(d)

The board of directors of the Company has duly granted an approval pursuant to Article 139 of the Corporations Law of (i) the acquisition of the definitive title to the Shares by the Pledgee or (ii) the transfer of any or all of the Shares to a third party as a result of sale or other disposition of any or all of the Shares by the Pledgee, each of which may be caused by the Pledgee in accordance with Clause 6.2.

(e)

No prior consent of any person (including, without limitation, partners, members, shareholders or creditors of the Company or of any subsidiary of the Company or of the Pledgor) and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental instrumentality (other than the after-the-fact reports required under the Foreign Exchange and Foreign Trade Law of Japan (Law No. 228 of 1949, as amended)) is required in connection with:

(i)

the execution, delivery or performance of this Agreement by the Pledgor (excluding the perfection of Security referred to in paragraph (ii) below); or

(ii)

the perfection or maintenance of the Security created hereby (including the relevant priority nature of such Security).

6

VOTING RIGHTS AND ENFORCEMENT

6.1

Voting rights of the Pledgor

Subject to Clause 6.2(b), the Pledgor shall be entitled to exercise or direct the exercise of the voting and other rights attached to any of the Secured Assets as it sees fit provided that:

(a)

it does so for a purpose not inconsistent with any Loan Document; and

(b)

the exercise of or failure to exercise those rights would not have a Material Adverse Effect on the value of the relevant Secured Asset and would not otherwise prejudice the interests of the Pledgee under any Loan Document.

6.2

Rights of the Pledgee

Upon an occurrence of an Event of Default that is outstanding, the Pledgee shall subject to the provisions of the Credit Agreement, take any and all actions necessary or desirable for the interests of the Pledgee and may include the following:

(a)

exercising or directing the exercise of the voting and other rights attached to any of the Secured Assets in such manner as it sees fit. The Pledgor shall comply or procure the compliance with any directions of the Pledgee in respect of the exercise of those rights and shall promptly execute and/or deliver to the Pledgee such forms of proxy as it reasonably requires with a view to enabling such person as it selects to exercise those rights;

(b)

acquisition of the definitive title to the Shares or the Additional SARs, by giving a notice to the Pledgor, at such timing and at such prices, as may be reasonably deemed appropriate. In such case, the Shares or the Additional SARs shall be transferred to the Pledgee upon the dispatch of such notice. Upon the transfer, the Pledgee may request the Company to enter the transfer of the Shares to the Pledgee in the shareholders’ registry or the SAR holders registry, in which case, the Company shall promptly do so; and

(c)

sale or other disposition of any or all of the Shares or the Additional SARs by public auction or private sale, in such manner, at such timing and at such prices, as may be reasonably deemed appropriate. The Pledgee may determine the manner, timing, prices and other matters relating to such auction or sale, and procure the disposition of the Shares or the Additional SARs.

6.3

Obligation of the Pledgor

The Pledgor shall, promptly upon request from the Pledgee, and subject to an Event of Default being continuing, take any such steps as are reasonably required to be taken on the part of the Pledgor for the purposes of the transfer of any Shares or the Additional SARs to the Pledgeeor any third party purchaser , including the execution and delivery of a copy of the application necessary for obtaining an approval by the Company with regards to such transfer pursuant to Article 139 of the Corporations Law and registering the Pledgee or such third party purchaser as a shareholder or a SAR holder in the shareholders' registry or the SAR holders registry of the Company.

7

APPLICATION OF PROCEEDS

All amounts received or recovered by the Pledgee in exercise of their rights under this Agreement shall, subject to the rights of any creditors having priority or mandatory rules of Japanese law, be applied pursuant to Clause 4.9 (Application of Proceeds) of the Security Agreement.

8

POWER OF ATTORNEY

8.1

Appointment

Following (i) the occurrence of an Event of Default that is outstanding or (ii) failure by the Pledgor to take action reasonably necessary to perfect and/or protect the Security created pursuant to this Agreement within 10 Business Days of being notified by the Pledgee of its failure to comply, the Pledgor, by way of security, irrevocably appoints the Pledgee its attorney (with full power of substitution), on its behalf and in its name or otherwise, at such time and in such manner as the attorney thinks fit:

(a)

to do anything which the Pledgor is obliged to do (but has not done) under the terms of this Agreement (including to execute an agreement or any other document to create security interests over, transfer, convey or assign the Secured Assets and other instruments, notices, orders and directions relating to the Secured Assets); and

(b)

to exercise any of the rights conferred on the Pledgee in relation to the Secured Assets or under any Loan Document.

8.2

Ratification

The Pledgor ratifies and confirms and agrees to ratify and confirm whatever any such attorney shall do in the exercise or purported exercise of the power of attorney granted by it in Clause 8.1  (Appointment).

9

SAVING PROVISIONS

9.1

Continuing Security

Subject to Clause 3.4 (Termination), the Pledge constitutes continuing security and will extend to the ultimate balance of the Secured Obligations, regardless of any intermediate payment or discharge in whole or in part.

9.2

Reinstatement

If any payment by the Pledgor or any discharge given by the Pledgee (whether in respect of the obligations of any Obligor or any Security for those obligations or otherwise) is avoided or reduced as a result of insolvency court protection or any similar event:

(a)

the liability of the Pledgor and the Pledge shall continue as if the payment, discharge, avoidance or reduction had not occurred; and

(b)

the Pledgee shall be entitled to recover the value or amount of that Security or payment from the Pledgor, as if the payment, discharge, avoidance or reduction had not occurred.

9.3

Waiver of defences

To the extent permitted by applicable law, neither the obligations of the Pledgor under this Agreement nor the Pledge will be affected by an act, omission, matter or thing which, but for this Clause 9.3, would reduce, release or prejudice any of its obligations under any Loan Document or the Pledge (without limitation and whether or not known to it or the Pledgee) including:

(a)

any time indulgence, waiver or consent granted to, or composition with, any Obligor or other person;

(b)

the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

(c)

the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce any rights against, or Security over assets of, any Obligor or any other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realize the full value of any Security;

(d)

any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

(e)

 any amendment (however fundamental) or replacement of a Loan Document or any other document or Security;

(f)

any unenforceability, illegality or invalidity of any obligation of any person under any Loan Document or any other document or Security; or (g) any insolvency court protection or similar proceedings.

9.4

Immediate recourse

The Pledgor waives any right it may have of first requiring the Pledgee (or any trustee or agent on its behalf) to proceed against or enforce any other rights or Security or claim payment from any person before claiming from the Pledgor under this Agreement. This waiver applies irrespective of any law or any provision of a Loan Document to the contrary.

9.5

Appropriations

Until all the Secured Obligations have been irrevocably paid in full and all agreements which might give rise to Secured Obligations have terminated, the Pledgee (or any trustee or agent on its behalf) may:

(a)

Subject to the terms of the Credit Agreement, refrain from applying or enforcing any other moneys, Security or rights held or received by the Pledgee (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and the Pledgor shall not be entitled to the benefit of the same; and

(b)

hold in an interest-bearing suspense account any moneys received from the Pledgor or on account of the Pledgor's liability under this Agreement.

9.6

Deferral of Pledgor's rights

Until all the Secured Obligations have been irrevocably paid in full and all agreements which might give rise to Secured Obligations have terminated and unless the Pledgee otherwise directs, the Pledgor will not exercise any rights which it may have by reason of performance by it of its obligations under the Loan Documents:

(a)

to be indemnified by an Obligor;

(b)

to claim any contribution from any other provider of Security or any other guarantor of any Obligor's obligations under the Loan Documents; or

(c)

to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Pledgee under the Loan Documents or of any guarantee or other Security taken pursuant to, or in connection with, the Loan Documents by the Pledgee.

If the Pledgor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Pledgee by the Obligors under or in connection with the Loan Documents to be repaid in full for the benefit of the Pledgee and shall promptly pay or transfer the same to the Pledgee or as the Pledgee may direct for application in accordance with the Credit Agreement.

9.7

Additional Security

The Pledge is in addition to and is not in any way prejudiced by any other guarantees or Security now or subsequently held by the Pledgee.

10

ENFORCEMENT EXPENSES

The terms of the Credit Agreement shall apply and govern with respect to payment of all costs and expenses (including legal fees) by Pledgor and the Company in connection with the enforcement of or the preservation of any rights under any Loan Document.

11

PAYMENTS

All payments by the Pledgor under this Agreement (including damages for its breach) shall be made in the Currency of Account and to such account, with such financial institution and in such other manner as the Pledgee may direct.

12

ASSIGNMENT AND TRANSFER

12.1

The Pledgor may not assign or transfer any of its rights, benefits and/or obligations under this Agreement.

The Pledgee may assign or transfer all or any of their rights and/or obligations under this Agreement to another party together with the Secured Obligations in accordance with the terms of the Credit Agreement. The Pledgor shall cooperate with the Pledgee in connection with such assignment or transfer, including, but not limited to, giving consent to such assignment or transfer.

12.2

For the avoidance of doubt, this Agreement is not required to be updated, amended or replaced upon a transfer, assignment or accession as provided for in Clause 12.2 above.

13

RIGHTS, WAIVERS AND DETERMINATIONS

13.1

Ambiguity

(a)

Where there is any ambiguity or conflict between the rights conferred by law and those conferred by or pursuant to any Loan Document, the terms of that Loan Document shall prevail.

(b)

In the event of a conflict between the terms of this Agreement and the Credit Agreement, then the terms of the Credit Agreement shall prevail.

(c)

In the event of a conflict between the terms of this Agreement and any Loan Document other than the Credit Agreement, the terms of this Agreement shall prevail.

13.2

Exercise of rights

No failure to exercise, nor any delay in exercising, on the part of the Pledgee, any right or remedy under any Loan Document shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in the Loan Documents are cumulative and not exclusive of any rights or remedies provided by law.

13.3

Determinations

Any determination by or certificate of the Pledgee under any Loan Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

14

SEPARATE AND INDEPENDENT OBLIGATIONS

The Security created by the Pledgor by or in connection with any Loan Document is separate from and independent of any other Security created or intended to be created by any other provider of Security by or in connection with any Loan Document.

15

COUNTERPARTS

This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

16

GOVERNING LAW

This Agreement is governed by and interpreted in accordance with the laws of Japan, and Clause 14.12 (Enforceability) of the Credit Agreement shall apply to this Agreement (with necessary changes) as if set out in full in this Agreement.

[Signatures on the following page]

SCHEDULE 1

LIST OF TARGET SHARES

(issued and outstanding at the date of this Agreement)

NAME OF ISSUER	CLASS OF SHARES.	NUMBER OF SHARE ISSUED
T.O ENTERTAINMENT, INC.	ORDINARY SHARES	4,596

SHARE PLEDGE AGREEMENT

- EXECUTION PAGE -

This Agreement has been entered into on the date stated at the beginning of this Agreement.

The Pledgor

T.O. ENTERTAINMENT, INC.

By: /s/Takeichi Honda

Name: Takeichi Honda

Title: Chief Executive Officer

The Company

T.O ENTERTAINMENT, INC.

By: /s/Takeichi Honda

Name: Takeichi Honda

Title: Chief Executive Officer

The Pledgee

TCA GLOBAL CREDIT MASTER FUND, LP

By: TCA Global Credit Fund GP, Ltd., its general partner

By: ________________________________

Robert Press, Director

14